EXHIBIT 3.1

ARTICLES OF AMENDMENT

1.           Corporate Name: Lifeway Foods, Inc.

2.           Manner of Adoption of Amendment:

The following amendment to the Articles of Incorporation was adopted on June 20, 2013 in the manner indicated below:

☐           By a majority of the incorporators, provided no directors were named in the articles of Incorporation and no directors have been elected;

☐           By a majority of the board of directors, in accordance with Section 10.10, the corporation having Issued no shares as of the time of adoption of this amendment;

☐           By a majority of the board of directors, in accordance with Section 10.16, shares having been issued but shareholder action not being required for the adoption of the amendment;

☑  By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

☐           By the shareholders, In accordance with Sections 10.20 and 7.10, a resolution of the board of directors haling been duty adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10:

☐           By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent In writing has been signed by all the shareholders entitled to vote on this amendment

3.           Text of Amendment:

a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:____________________________

(NEW NAME)

(All changes other than name, include on page 2.)

b.           If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety.

ARTICLE FOUR IS AMENDED AS FOLLOWS:

ARTICLE FOUR Paragraph 1:  The number of shares the corporation is authorized to issue shall be:

Class                          Par Value                        Number of Shares Authorized

Common                       no par                                           40,000,000

Preferred                      no par                                           2,500,000

Paragraph 2 – The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:  None.

4.           The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or affected by this amendment, is as follows: (If not applicable, insert “No change”):

No change.

5.  a.       The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (If not applicable, insert “No change”):

(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

No change.

    b.       The amount of paid-in capital as changed by this amendment is as follows: (If not applicable, insert “No change”):  (Paid-in Capital replaces the terms Stated Capital end Paid-in Surplus and is equal to the total of these accounts.)

No change.

       Before Amendment                                              After Amendment

Paid-in Capital                                           $         No change.                                $         No change.

6.           The undersigned corporation has cause these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated:	June 25	, 2013	Lifeway Foods, Inc.
	(Month & Day)	(Year)	(Exact Name of Corporation at date of execution)

/s/ Edward Smolyansky
(Any Authorized Officer’s Signature)

Edward Smolyansky
Chief Financial and Accounting Officer, Treasurer, Chief Operating Officer and Secretary
(Type or Print Name and Title)